Exhibit 10.5

Credit loan contract: 2021-008

Contract for Loans of Working Capital

Contract No.: 8951120220004955

Lender: Zhejiang Xinchang Rural Commercial Bank Co., Ltd

Borrower: Zhejiang Zhongchai Machinery Co., Ltd

This contract is signed by the lender and the borrower through consultation in accordance with relevant national laws, regulations and rules

Article 1 loan amount, type and purpose: the lender agrees to grant the borrower a loan of RMB (in words) seventeen million only. The type of loan is short-term loan, and the purpose of loan is Replacement of original borrowings (renewal without repayment of principal).

Article 2 loan term: the loan term of this contract starts from August 24, 2022 to August 23, 2023. If the actual lending date and maturity date are inconsistent with the above agreement, the loan receipt shall prevail

Article 3 loan interest rate: the loan interest rate of this contract is calculated by the simple interest method, which is determined in the following way (2). (if the option is checked, tick √ in front of the option)

(1) The loan interest rate of the contract shall be determined by the latest one-year period and five-year period and √other LPR√ (plus / minus) √basis points published on the natural day before the effective date of the contract (LPR, i.e. the market quotation interest rate published by the national interbank lending center, 1 basis point = 0.01%, the same below). The details shall be subject to the loan receipt, and the loan interest rate will not be adjusted during the loan term

(2) The interest rate of each loan under this contract shall be determined by adding (adding / subtracting) 20.00 basis points to the latest√LPR of √1-year and 5-year or more in the district published on the natural day before the loan issuance date of the district on the effective date of the contract, which shall be subject to the loan receipt. During the loan term, the interest rate of each loan shall be adjusted accordingly according to the following ① method, and the lender will not notify the borrower otherwise

① the interest rate of a single loan shall not be adjusted, and the interest shall not be calculated in sections

② For the interest rate repricing cycle, the adjustment date is the corresponding day of the loan Issuance Date in the month of adjustment. If there is no corresponding day in the month of adjustment, the last day of the month shall be the adjustment date. The LPR of the term varieties selected in paragraph (2) of this article in the latest period published on the natural day before the adjustment date shall be the new pricing benchmark, and the plus (minus) basis points shall remain unchanged.

(3) Others /

The calculation formula of loan interest rate under this contract is: monthly interest rate = annual interest rate ÷ 12; Daily interest rate = annual interest rate ÷ 360

Article 4 loan issuance and payment

(1)Withdrawal conditions. For the withdrawal under this contract, the borrower must meet the following conditions: 1 The borrower has not violated its obligations and responsibilities under this contract; 2. There is no adverse change in the financial condition of the borrower that may endanger, delay or prevent it from performing its obligations and responsibilities under the contract; 3. There is no breach of contract under the contract; 4. The guarantee is continuously effective, and there is no adverse change to the lender in the guarantor’s guarantee ability and the guarantee ability or value of the property; 5. The borrower has opened relevant accounts as required by the lender; 6. Other conditions required by the lender

The borrower understands and accepts the lender’s suspension of the borrower’s withdrawal request due to the influence of national policies, macro-control and regulatory requirements.

(2)Loan issuance. The borrower applies to the lender for withdrawal before using the funds. If the lender considers that the withdrawal conditions agreed in this contract are met after review, the loan funds shall be transferred to the agreed borrower’s account

(3)Loan payment, 1 Entrusted payment, The single payment amount of loan funds is RMB one million (in words, the method of entrusted payment by the lender. The lender will pay the loan funds to the borrower’s trading partner through the borrower’s account after examination and approval according to the borrower’s payment power of attorney, corresponding payment vouchers, business contracts and other supporting materials. 2. Independent payment. If it does not meet the conditions of entrusted payment by the lender, the method of independent payment by the borrower shall be adopted, and the borrower shall provide the loan funds to the lender within 3 days of the use of the loan funds Pay relevant transaction information, and summarize and report the payment of loan funds. The lender has the right to verify whether the loan payment meets the agreed purpose through account analysis, voucher inspection, on-site investigation, etc. 3 In the process of loan payment under this contract, if the borrower’s credit status drops, the profitability of its main business is not strong, and the use of loan funds is abnormal, the borrower shall negotiate with the lender to supplement the loan issuance and payment conditions, or the lender has the right to change the payment method and stop the issuance and payment of loan funds

Article 5 repayment method: the repayment method agreed in this contract is to pay interest on a monthly basis (monthly, quarterly or annual). The 20th day of the month (the month at the end of the month or the month at the end of the year) is the interest settlement date, and the next day is the interest payment date. Overdue interest payment is deemed to be a breach of contract. The principal shall be repaid in one lump sum at the expiration of the loan term, and the interest shall be paid off with it. However, if the electronic data and vouchers generated by E-banks such as loan receipt or online banking specially stipulate the repayment method of the current loan, the repayment method of the current loan shall be agreed accordingly

Article 6 the borrower promises that: (1) the borrower has been approved and registered by the administrative authority for Industry and commerce or the competent authority according to law, and the loan matters comply with the requirements of laws and regulations; (2)The borrower and its legal representatives, shareholders and senior managers have good letters of credit and no major bad records; (3)Timely provide the lender with documents and vouchers related to the issuance, payment and use of loan funds under this contract, and the materials, documents, data and information provided are true, accurate, complete, legal and effective; (4)Cooperate with the lender in payment management and accept the lender’s on-site and off-site investigation; (5) In case of partial or total loss of guarantee ability of the guarantor, such as suspension of business, suspension of business, bankruptcy, dissolution, revocation of business license, cancellation, merger (merger or acquisition) or serious business losses, the guarantor is obliged to inform the lender in time and provide guarantee approved by the lender in time according to the requirements of the lender; (6) All transactions between the borrower and its related parties will be conducted in good faith, fair and will not directly or indirectly damage the interests of the Lender under this contract; (7) If the borrower has multiple debts with the lender, the lender can independently decide the repayment order of each debt; (8)Notify the lender in time in case of major adverse events affecting solvency.

Article 7 Loan extension: if the borrower needs to extend the loan term, it shall submit an application to the lender in writing before the maturity date of the loan. With the consent of the lender and the guarantor, the lender, the borrower and the guarantor shall separately sign a loan extension repayment agreement. After the loan extension, when the extended term plus the original term of the loan reaches the new interest rate term grade, the interest rate shall be determined according to the current interest rate grade of the cumulative term.

Article 8 Any of the following circumstances shall constitute a breach of contract or risk event: (1) failure to repay the loan principal or interest on schedule, or failure to repay the loan principal and interest according to the repayment method specially agreed in the loan receipt;(2) Failing to use the loan according to the agreed purpose of the loan;(3) Failure to pay the loan funds in the agreed manner;(4) Failure to comply with the commitments of the contract;(5) Failing to pay off other due debts to the lender on schedule;(6) Failing to pay off the due debts of any other financial institution or a third party on schedule;(7) Property is looted and other events;(8) Involved in major adverse litigation; (9) Being imposed a major administrative penalty by an administrative organ;(10) Shut down due to poor management; (11) concealing the financial and operating conditions of the enterprise or withdrawing funds (capital);(12) Contracting, entrusted operation, trusteeship, leasing, joint venture merger, merger, division, transfer, share system transformation or reduction of registered capital without the written consent of the lender;(13) Failing to inform the lender in writing one month before the date of change of the enterprise name, legal representative, shareholder, domicile or business scope and other industrial and commercial registration items;(14)Tax evasion, bankruptcy, dissolution, ordered to suspend business for rectification or revoked (revoked) business license;(15) The guarantor dies, disappears or loses civil capacity, and the borrower is unable to add qualified guarantee;(16) Other situations that seriously affect the ability to repay debts or lose credit.

During the validity of this contract, in case of the borrower’s breach of contract or risk event in (I) (II) (V) (VIII) (x) (XII) (XIII) (XIV) (XVI) above, the lender has the right to take any one or more of the following measures, including but not limited to: 1 Calculate and collect penalty interest and compound interest according to regulations; 2. Stop issuing loans, announce the early maturity of the loans issued under this contract, and require the borrower to repay all loans and corresponding interest, penalty interest and compound interest immediately; 3. Stop payment and deduct corresponding funds from the accounts of the borrower and the guarantor as agreed to repay the loan principal, interest and expenses; 4. Require the guarantor to perform joint and several guarantee liability; 5. Require the realization of mortgage; 6. Terminate the contract in advance; 7. Other measures permitted by law.

During the validity period of this contract, in case of the borrower’s breach of contract or risk events in (3) (4) (6) (7) (9) (11), (15) above, the lender has the right to require the borrower to provide a new guarantee for the creditor’s rights under this contract that meets the requirements of the lender, or take other measures to ensure that the legitimate rights and interests of the lender are not infringed, and the borrower fails to provide a new guarantee as required by the lender, Or the measures taken fail to ensure that the legitimate rights and interests of the lender are not infringed, the lender has the right to take any one or more of the following measures, including but not limited to: 1 Calculate and collect penalty interest and compound interest according to regulations; 2. Stop issuing loans, announce the early maturity of the loans issued under this contract, and require the borrower to repay all loans and corresponding interest, default interest and compound interest immediately; 3. Stop payment and deduct corresponding funds from the accounts of the borrower and the guarantor as agreed to repay the loan principal, interest and expenses; 4. Require the guarantor to perform joint and several guarantee liability; 5. Require the realization of mortgage; 6. Terminate the contract in advance; 7. Other measures permitted by law.

Article 9 Loan guarantee: the guarantee provided by the borrower shall maintain its due guarantee capacity until the lender’s rights under this contract are extinguished. If the guarantee ability of the property is reduced or loses its guarantee function, or one of the circumstances in items (4) to (16) of Article 8 above occurs to the guarantor, the lender has the right to stop the loan not issued under the contract and recover the undue loan in advance

Article 10 Liability for breach of contract:

(1) the borrower’s breach of contract and its liability for breach of contract: 1 If the principal of the loan (including extension) is not repaid on schedule, the penalty interest shall be charged at the interest rate of 50% plus the penalty interest rate agreed in the loan contract from the date of overdue If the loan interest and penalty interest are not paid on schedule, compound interest shall be calculated and charged at the penalty interest rate, 3 If the loan is not used in accordance with the contract, the loan misappropriated shall be charged at the agreed interest rate during the misappropriation period_ The penalty interest rate is 100%. 4. The borrower shall repay the loan in advance with the consent of the lender; The lender has the right to charge the borrower interest on the loan repaid in advance according to the term and interest rate agreed in the contract, but with the consent of the lender, the interest can be calculated and charged according to the interest rate agreed in the contract and the actual number of days.

(2) Lender’s breach of contract and its liability for breach of contract: if the lender fails to provide the loan to the borrower in accordance with the contract, it shall pay liquidated damages to the borrower according to the amount of breach of contract, the overdue default interest rate and the number of days of breach of contract

Article 11 Performance of the contract: (1) when the lender transfers the loan to the borrower’s account, it shall be deemed that the lender has fulfilled its obligation to issue the loan. (2) When the lender recovers the principal and interest of the due loan or recovers the principal and interest of the loan in advance according to the contract, it can directly stop the payment from the borrower’s account and deduct the corresponding amount to repay the principal and interest of the loan and expenses.

Article 12 Establishment, effectiveness and dissolution of the contract: (1) the contract shall be established from the date of signature, seal or finger print of each friend; And the borrower shall provide a qualified guarantee for the creditor’s rights of the lender, which shall take effect from the date when the State Food Co guarantee contract is established and takes effect. (2) within 30 days from the date of the establishment of this contract, if the borrower should provide a qualified guarantee for the creditor’s rights of the lender but fails to provide a qualified guarantee, the lender has the right to terminate this contract.

Article 13 Other agreed matters: the lender authorizes its subordinate business institutions and outlets to specifically handle financing business. The borrower knows the above situation and has no objection, and the borrower confirms the special fund return account of the loan:201000169217811.

Article 14 Use of information: the borrower agrees that the lender shall enter (query and disclose) the relevant information of the borrower in the basic database of personal (enterprise) credit information and relevant information system of the people’s Bank of China in accordance with the relevant provisions of the people’s Bank of China or other administrative departments. When the borrower breaches the contract, the lender has the right to disclose the breach information according to law according to the breach, or provide relevant information to the collection agency for the purpose of collection.

Article 15 Dispute resolution: disputes arising from this contract shall be settled by the parties through negotiation: if the negotiation fails, either party shall have the right to choose the following dispute resolution methods (tick √ in the front of the option)

√Submit the dispute to the people’s Court of the place where the lender is domiciled for settlement through litigation

Submit the dispute to the Arbitration Commission for arbitration in accordance with the arbitration rules in force at the time of applying for arbitration. The arbitration award is final and binding on all parties.

Article 16 Others

(1) The guarantee contract corresponding to this contract is 8951320200001386, which is an integral part of this contract

(2) Vouchers and attachments such as loan receipts are an integral part of this contract and have the same effect as this contract

(3) All reasonable expenses for realizing creditor’s rights such as notarization expenses, litigation expenses and attorney’s agency fees incurred in this contract shall be borne by the borrower

(4) The lender has requested the borrower to make a comprehensive and accurate understanding of the terms of this contract and fully explain the terms as required by the borrower; All terms of this contract have been fully negotiated before signing; The borrower has fully understood the meaning of the terms of this contract and the corresponding legal consequences

(5) This contract is made in quadruplicate, with the lender holding two copies and the borrower,mortgagor holding one copy, with the same effect.

Borrower: Zhongchai Machinery Co., Ltd

Legal representative/personnel in charge: He Mengxing (seal)

Or authorized agent

Lender(seal): Special Seal for Credit Loan of Zhejiang Xinchang Rural Commercial Bank Co., Ltd

Legal representative/personnel in charge: Zhang Zhigao

Or authorized agent

Signing date: August 25, 2022

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